For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Fourth Quarter 2022 Results

WEST PALM BEACH, Fla., February 23, 2023—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the fourth quarter ended December 31, 2022.

Fourth Quarter 2022 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 24 percent to $117 compared to the 2021 fourth quarter. Average daily rate (ADR) accelerated 20 percent to $171, and occupancy jumped 3 percent to 69 percent for the 38 comparable hotels owned as of December 31, 2022 (excludes the Woodland Hills hotel that opened in January 2022).
◦Fourth quarter 2022 RevPAR of $117 compares to $122 in the 2019 fourth quarter.
◦Excluding Silicon Valley and three hotels not open in 2019, RevPAR was up 3 percent.
•Net Loss – Incurred a $4.0 million net loss applicable to common shareholders compared to a net loss of $13.2 million in the 2021 fourth quarter. Net loss per diluted common share was $(0.08) versus net loss per diluted common share of $(0.27) for the same period last year.
•Hotel EBITDA Margin – Raised margins to 33 percent in the 2022 fourth quarter compared to 2021 fourth quarter margins of 31 percent.
◦For the comparable hotels, hotel EBITDA margins were flat compared to the 2019 fourth quarter at approximately 34 percent.
•Adjusted EBITDA – Jumped 34 percent to $20.4 million from $15.2 million in the 2021 fourth quarter.
•Adjusted FFO – Advanced 68 percent from $6.1 million in the 2021 fourth quarter to adjusted FFO of $10.2 million this year. Adjusted FFO per diluted share was $0.20, compared to $0.12 in the 2021 fourth quarter.
•Cash Flow/Burn Before Capital Expenditures – Generated fourth quarter 2022 cash flow before capital expenditures of $10.0 million which compares to $5.1 million in the 2021 fourth quarter. Cash flow/burn includes $2.3 million of principal amortization per quarter.
•Refinanced Credit Facility and Issued New Term Loan – Closed on a new $260 million revolving credit facility as well as a $90 million delayed-draw term loan during the fourth quarter, allowing Chatham to draw down over the first six months of the loan. Including extension options, both facilities mature in October 2027.

The following chart summarizes the consolidated financial results for the three months and year ended December 31, 2022, and 2021, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net (loss) income	$(2.1)	$(11.4)	$9.9	$(18.8)
Diluted net (loss) income per common share	$(0.08)	$(0.27)	$0.04	$(0.46)
GOP Margin	40%	41%	45%	41%
Hotel EBITDA Margin	33%	31%	38%	29%
Adjusted EBITDA	$20.4	$15.2	$99.8	$48.4
AFFO	$10.2	$6.1	$59.6	$14.3
AFFO per diluted share	$0.20	$0.12	$1.19	$0.29
Dividends per common share	$0.07	$—	$0.07	$—

Jeffrey H. Fisher, Chatham’s president and chief executive officer, highlighted, “I am pleased with our portfolio’s overall operating performance in the fourth quarter with RevPAR growth of 24 percent driving adjusted EBITDA and FFO per share growth of 34 percent and 68 percent, respectively. Hotel EBITDA margins were up meaningfully over the 2021 fourth quarter and flat to 2019 as we benefited from lower real estate taxes in the quarter.

“We were thrilled to reinstate a common dividend for the first time since the 2020 first quarter, and we closed the fourth quarter in excellent financial condition after refinancing our $250 million revolving credit facility with $350 million of availability under a $260 million revolving credit facility and a new $90 million term loan."

Fisher emphasized, "As we turn the corner to 2023, we should produce higher RevPAR growth than most given our exposure to the steady recovery of the business traveler, especially in our tech driven markets. We have the best operating platform to maximize flow-through of those incremental dollars which is going to be vital in an operating environment with gradual cost pressures in many areas of our hotel operations.

"We are excited for what 2023 will bring us and our shareholders. We have the financial flexibility to enhance shareholder value by executing acquisitions and refinancing upcoming manageable maturities at the right time. We will continue to opportunistically evaluate further asset recycling and developments on a limited basis. We are confident in the trajectory we are headed as evidenced by the common dividend reinstatement, and we look forward to increased dividends in the coming years, especially as we utilize all pandemic related net operating loss deductions," Fisher added.

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 38 comparable hotels owned as of December 31, 2022, compared to the 2021 and 2019 fourth quarters:

	Q4 2022 RevPAR	Q4 2021 RevPAR	Q4 2019 RevPAR
Occupancy	69%	67%	76%
ADR	$171	$142	$160
RevPAR	$117	$95	$122

The below chart summarizes RevPAR statistics by month for the company’s 38 comparable hotels:

	October	November	December	January '23
Occupancy – 2022	78%	69%	59%	59%
ADR – 2022	$186	$166	$158	$156
RevPAR – 2022	$144	$114	$93	$92
RevPAR – 2021	$111	$92	$81	$68
% Change in RevPAR vs. prior year	30%	24%	15%	36%
% Change in RevPAR vs. 2019	(2)%	(6)%	(4)%	(12)%

Fisher continued, “Our fourth quarter RevPAR growth of 24 percent significantly outperformed the industry's 16 percent. Relative to 2019, fourth quarter ADR was up 7 percent which bodes well as we move ahead in 2023 and business travel demand accelerates. Excluding our four Silicon Valley hotels, relative to 2019, RevPAR was up 3 percent.

"Weekday occupancy in the fourth quarter was down approximately 11 percent versus 2019, representing a decline from down approximately 6 percent in the third quarter. On the flip side, weekday ADR was up versus 2019 each of the last seven months in 2022 which bodes well as the business traveler continues its recovery in 2023. Weekend RevPAR remained strong as it was up approximately 9 percent in the quarter versus 2019."

RevPAR performance for Chatham’s largest markets (markets that account for five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% OF LTM EBITDA	Q4 2022 RevPAR	Change vs. Q4 2021	Q4 2021 RevPAR	Q4 2019 RevPAR
38 - Hotel Portfolio		$117	24%	$95	$122
Silicon Valley	15%	$108	45%	$74	$158
Coastal Northeast	9%	$156	29%	$122	$135
Los Angeles	9%	$156	20%	$130	$149
Washington D.C.	7%	$119	44%	$83	$132
Greater New York	6%	$141	1%	$139	$138
San Diego	6%	$163	55%	$105	$148
Austin	5%	$124	20%	$103	$125
Dallas	5%	$97	34%	$73	$91
Seattle	5%	$87	24%	$70	$101

“'Our top markets, most of which are reliant on business travel, produced strong RevPAR growth," stated Dennis Craven, Chatham's chief operating officer. "As we look forward, four of our top markets still have significant upside relative to 2019, and we expect those markets to eventually reach 2019 levels. Our largest market, Silicon Valley, was up $34 over the fourth quarter last year, but remains below 2019 levels. International deplanements at the surrounding San Francisco and San Jose airports are still well below 2019 levels, off 22 percent and 37 percent, respectively. With COVID travel restrictions easing, we expect international travel to pick up steam as we move through 2023. We are confident that performance at our tech driven hotels in Silicon Valley and Seattle ultimately will recover to at least 2019 levels."

Craven commented further, "Our coastal northeast market continue to generate premium RevPAR growth. Austin, Dallas and Bellevue are our other markets, comprising more than five percent of our trailing twelve-month hotel EBITDA. Performance at our two Austin hotels remains strong as a result of strong leisure and business travel demand. Combined, the nine markets comprise 67 percent of our trailing twelve-month hotel EBITDA."

Approximately 63 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 61 percent. Fourth quarter 2022 occupancy, ADR and RevPAR for each of the company’s major brands, based on the 38 comparable hotels, is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	Courtyard (4)	Hilton Garden Inn (4)	Hampton Inn (3)
Occupancy - 2022	67%	75%	65%	63%	72%
ADR – 2022	$188	$148	$141	$184	$173
RevPAR – 2022	$126	$110	$92	$115	$125
RevPAR – 2021	$99	$88	$76	$98	$104
% Change in RevPAR	27%	26%	20%	18%	20%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended December 31, 2022, 2021 and 2019. RevPAR is based on the 38 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q4 2022	Q4 2021	Q4 2019
RevPAR	$117	$95	$122
Gross operating profit	$27.9	$23.4	$30.9
Hotel EBITDA	$23.3	$17.6	$24.8
GOP margin	40%	41%	42%
Hotel EBITDA margin	33%	31%	34%

Craven concluded, "Our hotel EBITDA margins rose as they benefited from lower property taxes in the quarter and more than offset the decline in gross operating profit margins. Increased payroll and casual labor costs adversely impacted GOP margins by approximately 80 basis points in the quarter, but the biggest impact was a reduction in other department profit margins by approximately 170 basis points due to one-time items that either increased 2021 revenue or increased 2022 expenses.”

Corporate Update

The below chart summarizes key financial performance measures for the three months ended December 31, 2022, 2021 and 2019. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.2 million per quarter), as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q4 2022	Q4 2021	Q4 2019
RevPAR	$117	$95	$122
Hotel EBITDA	$23.3	$17.6	$24.8
Corporate EBITDA	$20.4	$15.1	$22.6
Debt Service & Preferred	$(10.4)	$(10.0)	$(8.5)
Cash flow before CapEx	$10.0	$5.1	$14.1

Home2 Suites in California

In January 2022, Chatham opened the 170-suite Home2 Suites by Hilton Woodland Hills Warner Center. The hotel is the only premium-branded, extended-stay room product within an 11-mile radius and will appeal to any traveler coming to the area for business, leisure or both.

After opening in January, the hotel has ramped up quickly, achieving third quarter occupancy of 86 percent. Fourth quarter occupancy remained strong at 80 percent, and with ADR of $190, generated RevPAR of $152, which would rank 8th of Chatham’s hotels.

Destin Acquisition

During the first quarter in an off-market transaction, Chatham acquired the beachside, 111-room Hilton Garden Inn Destin Miramar Beach, Fla., for $31 million or approximately $279,000 per room. Recently opened in 2020, the hotel is within walking distance of the pristine white sands of the Gulf of Mexico. During the fourth quarter, the hotel achieved RevPAR of $80, down slightly compared to RevPAR of $83 in the 2021 fourth quarter.

Hotel Investments

During the 2022 fourth quarter, the company incurred capital expenditures of $3.3 million ($4.1 million in the first quarter, $5.3 million in the second quarter and $3.0 million in the third quarter), excluding any spending related to the Warner Center development.

Chatham commenced renovations on three hotels in the fourth quarter that will be completed in the 2023 first quarter, including the Residence Inns in Holtsville and White Plains, N.Y., and the Residence Inn Washington, D.C.

Chatham’s 2023 capital expenditure budget is approximately $30.6 million, which includes renovations at five hotels that will occur in the third and fourth quarters so that revenue displacement is minimized.

Capital Markets & Capital Structure

During the fourth quarter, Chatham closed on a new $260 million revolving credit facility, as well as a $90 million delayed-draw term loan, which allows Chatham to draw down over the first six months of the loan. Including extension options, both facilities mature in October 2027. At Chatham’s current leverage level, the borrowing cost under the credit facility is SOFR plus 1.65 percent, and the borrowing cost under the term loan is SOFR plus 1.60 percent.

As of December 31, 2022, the company had net debt of $444.0 million (total consolidated debt less unrestricted cash), down $81.8 million from December 31, 2021. Total debt outstanding as of December 31, 2022, was $470.3 million at an average interest rate of 5.0 percent, comprised of $430.9 million of fixed-rate mortgage debt at an average interest rate of 4.6 percent, $39.3 million outstanding on the Warner Center construction loan, which carried a 9.2 percent interest rate and nothing outstanding on the company's $260 million senior unsecured revolving credit facility or $90 million term loan. During 2022, the company's net debt was reduced by a meaningful $82 million.
Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 26.6 percent on December 31, 2022, down meaningfully from 30.6 percent on December 31, 2021. The weighted average maturity date for Chatham’s fixed-rate debt is April 2024.

Subsequent to the end of the fourth quarter, the company announced that it repaid in full three mortgages with outstanding principal of $73.3 million and a weighted average interest rate of 8.0 percent with proceeds from its newly issued term loan, currently carrying an interest rate of 6.1 percent.

“We greatly appreciate the support of our bank group, and with our recently completed unsecured revolving credit facility and term loan, we have the ability to smartly manage our maturing debt,” highlighted Jeremy Wegner, Chatham’s chief financial officer. “We are especially pleased to be able to refinance our high-rated Woodland Hills mortgage, further solidify our balance sheet and reduce our interest costs.”

Dividend
During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, payable on January 17, 2023, to shareholders of record as of December 30, 2022.

Additionally, for the first time since the start of the pandemic, the Board of Trustees declared a common share dividend of $0.07 per share, payable on January 17, 2023, to shareholders of record as of December 30, 2022.

“We felt it was appropriate to reinstate a dividend given our belief in the continued recovery of business travel in 2023, as well as the strength of our balance sheet and confidence that we will be able to refinance our reasonable debt maturities in 2023 and 2024. We intend to pay a regular quarterly dividend for the first three quarters of 2023 and a higher 2023 fourth quarter dividend sufficient to distribute approximately 100 percent of taxable income,” Fisher concluded.

2023 Guidance

Due to uncertainty surrounding the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its fourth quarter 2022 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, March 2, 2023 by dialing 1-844-512-2921, reference number 13735590. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,914 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.
The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.
Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Fourth-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2022	December 31, 2021

Assets:
Investment in hotel properties, net	$1,264,252	$1,282,870
Investment in hotel properties under development	—	67,554
Cash and cash equivalents	26,274	19,188
Restricted cash	18,879	10,681
Right of use asset, net	19,297	19,985
Hotel receivables (net of allowance for doubtful accounts of $344 and $382, respectively)	5,178	3,003
Deferred costs, net	6,428	4,627
Prepaid expenses and other assets	3,430	2,791
Total assets	$1,343,738	$1,410,699
Liabilities and Equity:
Mortgage debt, net	$430,553	$439,282
Revolving credit facility	—	70,000
Construction loan	39,331	35,007
Accounts payable and accrued expenses	28,528	27,718
Distributions and losses in excess of investments in unconsolidated real estate entities	—	—
Lease liability, net	22,108	22,696
Distributions payable	5,221	1,803
Total liabilities	525,741	596,506
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at December 31, 2022 and 2021, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,808,105 and 48,768,890 shares issued and outstanding at December 31, 2022 and 2021, respectively	488	487
Additional paid-in capital	1,047,023	1,048,070
Accumulated deficit	(252,665)	(251,103)
Total shareholders’ equity	794,894	797,502
Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	23,103	16,691
Total equity	817,997	814,193
Total liabilities and equity	$1,343,738	$1,410,699

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
Room	$64,369	$52,159	$272,265	$187,369
Food and beverage	2,105	1,380	7,303	3,525
Other	3,517	3,452	13,958	11,350
Reimbursable costs from unconsolidated entities	329	331	1,325	1,731
Total revenue	70,320	57,322	294,851	203,975
Expenses:
Hotel operating expenses:
Room	15,107	11,859	56,073	40,396
Food and beverage	1,608	911	5,520	2,404
Telephone	343	388	1,449	1,502
Other hotel operating	994	647	3,488	2,299
General and administrative	7,051	5,473	26,085	20,424
Franchise and marketing fees	5,601	4,577	23,674	16,560
Advertising and promotions	1,479	1,051	5,397	3,721
Utilities	2,957	2,557	12,048	10,255
Repairs and maintenance	3,753	3,351	14,145	11,784
Management fees	2,502	2,015	10,133	7,156
Insurance	651	721	2,746	2,792
Total hotel operating expenses	42,046	33,550	160,758	119,293
Depreciation and amortization	14,379	13,860	59,350	54,215
Impairment loss	—	5,640	—	5,640
Property taxes, ground rent and insurance	4,651	5,879	21,210	23,826
General and administrative	4,341	3,759	17,339	15,752
Other charges	(21)	78	683	711
Reimbursable costs from unconsolidated entities	329	331	1,326	1,731
Total operating expenses	65,725	63,097	260,666	221,168
Operating income (loss) before gain (loss) on sale of hotel property	4,595	(5,775)	34,185	(17,193)
Gain (loss) on sale of hotel property	139	—	2,268	(21)
Operating income (loss)	4,734	(5,775)	36,453	(17,214)
Interest and other income	1	140	10	243
Interest expense net of amounts capitalized, including amortization of deferred fees	(6,726)	(5,811)	(26,454)	(24,460)
Loss on early extinguishment of debt	(138)	—	(138)	—
Loss from unconsolidated real estate entities	—	—	—	(1,231)
Gain on sale of investment in unconsolidated real estate entities	—	—	—	23,817
(Loss) income before income tax expense	(2,129)	(11,446)	9,871	(18,845)
Income tax expense	—	—	—	—
Net (loss) income	(2,129)	(11,446)	9,871	(18,845)
Net loss (income) attributable to non-controlling interest	99	257	(66)	435
Net (loss) income attributable to Chatham Lodging Trust	(2,030)	(11,189)	9,805	(18,410)
Preferred dividends	(1,987)	(1,987)	(7,950)	(3,975)
Net (loss) income attributable to common shareholders	$(4,017)	$(13,176)	$1,855	$(22,385)
(Loss) income per common share - basic:
Net (loss) income attributable to common shareholders	$(0.08)	$(0.27)	$0.04	$(0.46)
(Loss) income per common share - diluted:
Net (loss) income attributable to common shareholders	$(0.08)	$(0.27)	$0.04	$(0.46)
Weighted average number of common shares outstanding:
Basic	48,800,992	48,756,792	48,795,642	48,349,027
Diluted	48,800,992	48,756,792	49,058,722	48,349,027
Distributions per common share:	$0.07	$—	$0.07	$—

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2022	2021	2022	2021
Funds From Operations (“FFO”):
Net (loss) income	$(2,129)	$(11,446)	$9,871	$(18,845)
Preferred dividends	(1,987)	(1,987)	(7,950)	(3,975)
Net (loss) income attributable to common shares and common units	(4,116)	(13,433)	1,921	(22,820)
(Gain) loss on sale of hotel property	(139)	—	(2,268)	21
Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
Depreciation	14,326	13,795	59,123	53,967
Impairment loss	—	5,640	—	5,640
Adjustments for unconsolidated real estate entity items	—	—	—	568
FFO attributed to common share and unit holders	10,071	6,002	58,776	13,559
Other charges	(21)	78	683	711
Loss on early extinguishment of debt	138	—	138	—
Adjustments for unconsolidated real estate entity items	—	—	—	46
Adjusted FFO attributed to common share and unit holders	$10,188	$6,080	$59,597	$14,316
Weighted average number of common shares and units
Basic	50,015,751	49,732,894	49,971,823	49,281,763
Diluted	50,376,373	50,038,285	50,234,903	49,490,938

	For the three months ended		For the years ended
	December 31,		December 31,
	2022	2021	2022	2021
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(2,129)	$(11,446)	$9,871	$(18,845)
Interest expense	6,726	5,811	26,454	24,460
Depreciation and amortization	14,379	13,860	59,350	54,215
Adjustments for unconsolidated real estate entity items	—	—	—	1,184
EBITDA	18,976	8,225	95,675	61,014
Impairment loss	—	5,640	—	5,640
(Gain) loss on sale of hotel property	(139)	—	(2,268)	21
Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
EBITDAre	18,837	13,865	93,407	42,858
Other charges	(21)	78	683	711
Loss on early extinguishment of debt	138	—	138	—
Adjustments for unconsolidated real estate entity items	—	—	—	46
Share based compensation	1,419	1,238	5,551	4,823
Adjusted EBITDA	$20,373	$15,181	$99,779	$48,438

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the years ended
		December 31,		December 31,
		2022	2021	2022	2021

Net (loss) income		$(2,129)	$(11,446)	$9,871	$(18,845)
Add:	Interest expense	6,726	5,811	26,454	24,460
	Depreciation and amortization	14,379	13,860	59,350	54,215
	Corporate general and administrative	4,341	3,759	17,339	15,752
	Other charges	—	78	683	711
	Impairment loss	—	5,640	—	5,640
	Loss on early extinguishment of debt	138	—	138	—
	Loss from unconsolidated real estate entities	—	—	—	1,231
	Loss on sale of hotel property	—	—	—	21
Less:	Interest and other income	(1)	(140)	(10)	(243)
	Other charges	(21)	—	—	—
	Gain on sale of hotel property	(139)	—	(2,268)	—
	Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
	Adjusted Hotel EBITDA	$23,294	$17,562	$111,557	$59,125